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                                                                    Exhibit 10.1


                      THIRD AMENDMENT TO CREDIT AGREEMENT

      THIS AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of September 1, 2006, by and between EMRISE CORPORATION, a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

      WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of September 1, 2005, as amended from time to time ("Credit Agreement");

      WHEREAS, as evidenced by Borrower's financial statements for the quarter ending June 30, 2006, Borrower has violated Section 4.9(d) and Section 4.9(e) of the Credit Agreement (the "Existing Violations");

      WHEREAS, the Line of Credit matures September 1, 2006;

      WHEREAS, Borrower has requested a short-term extension of the maturity date of the Line of Credit during which time Borrower intends to seek alternative financing;

      WHEREAS, Borrower has requested that Bank waive the Existing Violations;

      WHEREAS, Bank is willing to waive the Existing Violations and grant Borrower a short-term extension of the Line of Credit, subject to the terms and conditions set forth herein;

      NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Credit Agreement shall be amended as follows:

      1. Section 1.1. is hereby amended and restated in its entirety, to read as follows:

                  "SECTION 1.1.    LINE OF CREDIT.

                  (a) LINE OF CREDIT. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including October 1, 2006, not to exceed at any time the aggregate principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Line of Credit"), the proceeds of which shall be used to finance Borrower's working capital requirements and the working capital requirements of two of Borrower's subsidiaries, RO Associates, Incorporated and CXR Larus Corporation. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of September 1, 2006 ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

                  (b) LIMITATION ON BORROWINGS. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set

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            forth above, shall not at any time exceed an aggregate of eighty percent (80%) of the eligible accounts receivable of Borrower, RO Associates, Incorporated and CXR Larus Corporation (collectively, the "Borrowing Base Parties"). All of the foregoing shall be determined by Bank upon receipt and review of all collateral reports required hereunder and such other documents and collateral information as Bank may from time to time require. Borrower acknowledges that said borrowing base was established by Bank with the understanding that, among other items, the aggregate of all returns, rebates, discounts, credits and allowances for the immediately preceding three (3) months at all times shall be less than five percent (5%) of the Borrowing Base Parties' gross sales for said period. If such dilution of the Borrowing Base
            Parties' accounts for the immediately preceding three (3) months at any time exceeds five percent (5%) of the Borrowing Base Parties' gross sales for said period, or if there at any time exists any other matters, events, conditions or contingencies which Bank reasonably believes may affect payment of any portion of any of the Borrowing Base Parties' accounts, Bank, in its sole discretion, may reduce the foregoing advance rate against eligible accounts receivable to a percentage appropriate to reflect such additional dilution and/or establish additional reserves against the Borrowing Base Parties' eligible accounts receivable.

                  As used herein, "eligible accounts receivable" shall consist solely of trade accounts created in the ordinary course of a Borrowing Base Party's business, upon which such Borrowing Base Party's right to receive payment is absolute and not contingent upon the fulfillment of any condition whatsoever, and in which Bank has a perfected security interest of first priority, and shall not include:

            (i) any account which is more than ninety-one (91) days past the date of invoice;

            (ii) that portion of any account for which there exists any right of setoff, defense or discount (except regular discounts allowed in the ordinary course of business to promote prompt payment) or for which any defense or counterclaim has been asserted;

            (iii) any account which represents an obligation of any state or municipal government or of the United States government or any political subdivision thereof (except accounts which represent obligations of the United States government and for which the assignment provisions of the Federal Assignment of Claims Act, as amended or recodified from time to time, have been complied with to Bank's satisfaction);

            (iv) any account which represents an obligation of an account debtor located in a foreign country;

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            (v)   any account which arises from the sale or lease to or
            performance of services for, or represents an obligation of, an employee, affiliate, partner, member, parent or subsidiary of a Borrowing Base Party;

            (vi) that portion of any account, which represents interim or progress billings or retention rights on the part of the account debtor:

            (vii) any account which represents an obligation of any account debtor when twenty percent (20%) or more of a Borrowing Base Party's accounts from such account debtor are not eligible pursuant to (i) above;

            (viii) that portion of any account from an account debtor which represents the amount by which a Borrowing Base Party's total accounts from said account debtor exceeds twenty-five percent (25%) of such Borrowing Base Party's total accounts;

                  (ix) any account deemed ineligible by Bank when Bank, in its sole discretion, deems the creditworthiness or financial condition of the account debtor, or the industry in which the account debtor is engaged, to be unsatisfactory.

                  (c) BORROWING AND REPAYMENT. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above."

      2. Section 1.5, is hereby deleted in its entirety, and the following substituted therefor:

                  "SECTION 1.5.    GUARANTIES. The payment and performance of
            all indebtedness and other obligations of Borrower to Bank shall be guaranteed jointly and severally by CXR Larus Corporation and Emrise Electronics Corporation in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) each, as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank."

      3. Section 4.3(d) is hereby amended and restated in its entirety, to read as follows:

                  "(d)  not later than 10 days after and as of the end of each month, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts,

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            and not later than 10 days after Bank's written request, a list of the names and addresses of all Borrower's account debtors;"

      4. Bank hereby waives the Existing Violations. Such waiver by Bank shall not be deemed an agreement by Bank to waive any other violation which may occur under the Credit Agreement or the other Loan Documents, including without limitation a subsequent violation of the provisions which are the subject of the Existing Violations.

      5. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

      6. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

                                        WELLS FARGO BANK,
EMRISE CORPORATION                       NATIONAL ASSOCIATION


By: /s/ Carmine T. Oliva                By: /s/ Matthew S. Thomson
   --------------------------              --------------------------
   Carmine T. Oliva                        Matthew S. Thomson
   CFO and Secretary                       Vice President


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